MEMORANDUM OF AGREEMENT AND ASSIGNMENT pg. 1 of 2

NOTICE IS HEREBY GIVEN,

Recorders stamp

that Kevin M. Bergman, an individual, ("Owner") having an address at P.O. Box 163, Montello, Nevada 89830 and Cardstakes. Com., a Nevada Corporation ("Cardstakes"), with offices at Suite 806 – 1288 Alberni Street, Vancouver, British Columbia, Canada V6E 4N5, have entered into an Agreement and Assignment dated as of January 26th 2004, covering certain rights in and to certain unpatented mining claims described therein located by Owner, all of which are more fully described in Exhibit A hereto (all unpatented mining claims are hereinafter referred to as the "Properties").

Said Agreement and Assignment, in consideration of payments, covenants and agreements set forth therein, provides that Assignor has assigned and conveyed to Cardstakes all if any of Assignor's right, title and interest in and to the Properties.

Copies of said Agreement and Assignment are in the possession of Cardstakes at its address herebefore written, and Assignor at his address also herebefore written.

IN WITNESS WHEREOF, this Memorandum of Agreement and Assignment has been executed as of the date first above written.

OWNER: An individual

Kevin M. Bergman

On this 3rd day of March, 2004, personally appeared before me, a Notary Public, Kevin M. Bergman, who acknowledged that he executed the above instrument.

My Commission Expires: 12-01-04

Pamela N. Smith
Notary Public

PAMELA N. SMITH
Notary Public
State of Utah
My Commission Expires 12-01-04
339 West 100 South #1 Springville, UT 84663

EXHIBIT "A"

Unpatented Mining Claims

TK 1
TK 2
TK 3
TK 4
TK 5
TK 6
TK 7
TK 8
TK 9
TK 10